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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 15, 2002


                               SUITE 101.COM, INC
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           (Exact name of the Registrant as specified in its charter)



(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)
           Delaware                       0-25136                33-0464753


 1122 Mainland Street - Suite 210 - Vancouver, British Columbia, Canada V6B 5L1
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      (Address of the Registrant's principal executive offices)    (Zip Code)


                                 (604) 682-1400
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              Registrant's telephone number, including area code:


                                      None.
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Effective March 15, 2002, i5ive Communications Inc., the wholly owned subsidiary of Suite101.com, Inc., entered into an option agreement with Double B Holdings, LLC, a privately-owned non-affiliated entity organized for the purpose of acquiring the option. The option grants Double B the right to purchase the website assets owned and operated by i5ive. These assets, which include primarily property, plant and equipment, had a book value of $132,000, as of September 30, 2001, after accumulated amortization of $118,000. During the two years and nine months ended September 30, 2001, these assets produced revenues of $1,925, $1,620 and $12,043, respectively. During the two years and nine months ended September 30, 2001, the Company had other income, net, which was primarily interest income, of $146,000, $378,000 and $167,000, respectively. The terms of the option agreement provide that Double B, in consideration of a non-refundable payment of $15,000, has the right to purchase the assets for a period of thirty days and, in consideration of a further non-refundable payment of an additional $30,000, has the right to purchase the assets for an additional thirty days. The option, including the possible extension, will expire on May 14, 2002.

     The purchase price for the assets under the option agreement is $155,000 less the non-refundable payments which are applied to the purchase price, plus a 26% interest in Double B and a 5% common stock interest held by Double B in Blue Frogg Enterprises, Inc., a privately-owned company controlled by the owners of Double B. In the event the option is exercised, i5ive is required to pay at the closing to Double B $155,000 less a sum equal to the management fees paid to Creative Marketeam Canada, Ltd. from March 1, 2002 through the closing. Double B is assigned and assumes at the closing i5ive's rights and obligations under various vendor and supplier contracts and leases. The option agreement contains representations and warranties of the parties and covenants relating to the fulfillment of the transaction and confidentiality. The closing under the option is subject to the fulfillment of certain closing conditions and the absence of any court, governmental or regulatory authority action prohibiting, restricting or making illegal the consummation of the transaction and no such action shall have been commenced or threatened by any person.

     i5ive and Double B intend to enter into a separate agreement that will establish a value for i5ive's interest in Double B in the event Double B is acquired by Blue Frogg. The definitive terms of that agreement are to be negotiated; however, the value of Double B is to be based on the higher of four times the EBITDA of Double B or $350,000, with i5ive entitled to receive 26% of that sum in the event of the acquisition of Double B by Blue Frogg.

     Blue Frogg Enterprises, Inc., a Delaware corporation, has its principal place of business in Salt Lake City,Utah and is engaged in the acquisition and operation of several Internet companies primarily involved in what it calls the "Knowledge Economy Sector" of the World Wide Web.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

               Not applicable

     (b)  Pro forma financial information

               Not applicable

     (c)  Exhibits:

          10.1 Press Release dated March 18, 2002

          10.2 Option Agreement dated March 15, 2002 between i5ive Communications, Inc. and Double B Holdings, LLC.









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUITE 101.COM, INC.

                                        By: /s/ Mitchell G. Blumberg
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                                            Mitchell G. Blumberg, President

Date:  March 19, 2002









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